AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2005
                                                                REGISTRATION NO.
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  --------------------------------------------

                                  SOTECH, INC.
                 (Name of Small Business Issuer in its Charter)

           GEORGIA                       6770                     20-0230416
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation          Industrial Classification     Identification No.)
      or organization)               Code Number)



                            136 East Genessee Street
                            Syracuse, New York 13202
                                  315-436-9601
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                            136 East Genessee Street
                            Syracuse, New York 13202
                                  315-436-9601
 -------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                                William D. Harper
                            136 East Genessee Street
                            Syracuse, New York 13202
                                  315-436-9601
        -----------------------------------------------------------------
            (Name, Address and Telephone number of Agent for Service)

                                    COPY TO:
                                RICHARD W. JONES
                              BUKER, JONES & HALEY
                           115 PERIMETER CENTER PLACE
                                    SUITE 170
                                ATLANTA, GA 30346
                                 (770) 804-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                           AMOUNT TO       PROPOSED MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES          BE          OFFERING PRICE PER         AGGREGATE        REGISTRATION
            TO BE REGISTERED              REGISTERED             UNIT              OFFERING PRICE        FEE(1)
----------------------------------------  ----------  -------------------------  ------------------  -------------------
Common Stock, par value $.0001 per share   5,000,000             $.10                $500,000            53.50

========================================================================================================================

 (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 CROSS REFERENCE SHEET SHOWING THE LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2

              Part I. Information Required in Prospectus

------------------- ------------------------------------------------- --------------------------------------------------------
Item No.            Required Item                                     Location or Caption
------------------- ------------------------------------------------- --------------------------------------------------------
1.                  Front of Registration Statement and Outside       Front of Registration Statement and Outside
                    Front Cover of Prospectus                         Front Cover of Prospectus
------------------- ------------------------------------------------- --------------------------------------------------------
2.                  Inside Front and Outside Back Cover               Inside Front and Outside Back Cover
                    Pages of Prospectus                               Pages of Prospectus
------------------- ------------------------------------------------- --------------------------------------------------------
3.                  Summary Information and Risk Factors              Prospectus Summary; High Risk Factors
------------------- ------------------------------------------------- --------------------------------------------------------
4.                  Use of Proceeds                                   Use of Proceeds
------------------- ------------------------------------------------- --------------------------------------------------------
5.                  Determination of Offering Price                   Proposed Business - Determination of Offering Price
------------------- ------------------------------------------------- --------------------------------------------------------
6.                  Dilution                                          Dilution
------------------- ------------------------------------------------- --------------------------------------------------------
7.                  Selling Security Holders                          Not Applicable
------------------- ------------------------------------------------- --------------------------------------------------------
8.                  Plan of Distribution                              Plan of Distribution
------------------- ------------------------------------------------- --------------------------------------------------------
9.                  Legal Proceedings                                 Legal Proceedings
------------------- ------------------------------------------------- --------------------------------------------------------
10.                 Directors, Executive Officers, Promoters          Management
------------------- ------------------------------------------------- --------------------------------------------------------
11.                 Security Ownership of Certain Beneficial Owners   Principal Stockholders
                    And Management
------------------- ------------------------------------------------- --------------------------------------------------------
12.                 Description of Securities                         Description of Securities
------------------- ------------------------------------------------- --------------------------------------------------------
13.                 Interest in Named Experts and Counsel             Experts
------------------- ------------------------------------------------- --------------------------------------------------------
14.                 Disclosure of Commission Position on              Statement as to Indemnification
                    Indemnification for Securities Act Liabilities
------------------- ------------------------------------------------- --------------------------------------------------------
15.                 Organization Within Last Five Years               Proposed Business History and Organization
------------------- ------------------------------------------------- --------------------------------------------------------
16.                 Description of Business                           Proposed Business
------------------- ------------------------------------------------- --------------------------------------------------------
17.                 Management's Discussion and Analysis or Plan of   Proposed Business - Plan of Operation
                    Operation
------------------- ------------------------------------------------- --------------------------------------------------------
18.                 Description of Property                           Proposed Business - Facilities
------------------- ------------------------------------------------- --------------------------------------------------------
19.                 Certain Relationships and Related Transactions    Certain Transactions
------------------- ------------------------------------------------- --------------------------------------------------------
20.                 Market for Common Equity and Related              Prospectus Summary; Market for SoTech's Common Stock;
                    Stockholder Matters                               Risk Factors
------------------- ------------------------------------------------- --------------------------------------------------------
21.                 Executive Compensation                            Management - Remuneration
------------------- ------------------------------------------------- --------------------------------------------------------
22.                 Financial Statements                              Financial Statements
------------------- ------------------------------------------------- --------------------------------------------------------
23.                 Changes in and Disagreements with Accountants     Not Applicable
                    on Accounting and Financial Disclosure
------------------- ------------------------------------------------- --------------------------------------------------------
24.                 Indemnification of Directors and Officers         Statement as to Indemnification
------------------- ------------------------------------------------- --------------------------------------------------------
25.                 Other Expenses of Issuance and Distribution       Part II - Expenses of Issuance and Distribution
------------------- ------------------------------------------------- --------------------------------------------------------
26.                 Recent Sales of Unregistered Securities           Recent Sales of Unregistered Securities
------------------- ------------------------------------------------- --------------------------------------------------------

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 21, 2005

                                  SOTECH, INC.

                        5,000,000 SHARES OF COMMON STOCK

We are offering for sale 5,000,000 shares of common stock, $.0001 par value per share, at a purchase price of $.10 per share. The offering price has been arbitrarily determined. The shares shall be sold exclusively by us in a self-underwritten offering for a period of one hundred eighty (180) days from the date of this Prospectus. We are selling the shares on a "best efforts, no minimum" basis. There is no minimum purchase requirement for this offering. This offering shall be conducted directly by our executive officers in accordance with the safe harbor provision of Rule 3a4(1) of the Securities Act of 1934. These securities are being offered on a direct participation basis without the use of a professional underwriter or securities dealer. There are no minimum purchase requirements. The securities offered are not listed on any securities exchange or on the NASDAQ stock market.

Investing in our Securities involves Risks. See "High Risk Factors" Beginning on page 2.

This offering is being made in compliance with Rule 419 of the Securities Act of 1933, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule. Under SEC Rule 3a51-1(d) under the Exchange Act of 1934, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares. See "Investors Rights and Substantive Protection Under Rule 419".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                               UNDERWRITING DISCOUNTS           PROCEEDS TO THE
                                    PRICE TO PUBLIC (1)        AND COMMISSIONS (2) (3)            COMPANY (4)
------------------------------- ---------------------------- ---------------------------- ----------------------------

   Per Share . . . . . . .                 $.10                          $0                          $.10

 Total . . . . . . . . . . .             $500,000                        $0                        $500,000
      (5,000,000 Shares)
------------------------------- ---------------------------- ---------------------------- ----------------------------

                THE DATE OF THIS PROSPECTUS IS DECEMBER 21, 2005

(1) The Offering Price of the Shares has been arbitrarily determined and bears no relationship to the assets, earnings or book value of the Company. No representation is made that the Shares have a market value or could be resold at any price.

(2) The Shares are intended to be sold by executive officers of the Company, who will receive no commissions or other remuneration directly or indirectly related to the sale thereof. This offering will be conducted through the safe harbor provisions of Rule 3 a 4 (i) of the Exchange Act of 1934.

(3) Expenses of the offering will be paid by the Company. Such expenses shall include accounting, legal and printing costs. The securities will be sold on a "best efforts" basis, and there is no assurance that the Company will receive any proceeds from this offering.

(4) Represents net proceeds to the Company, assuming sale of all of the Shares offered hereby.

                                TABLE OF CONTENTS
                                                                            PAGE
PROSPECTUS SUMMARY ...........................................................1
         SoTech, Inc. ........................................................1
         The Offering  .......................................................1
         Offering in Compliance with Rule 419.................................1
SUMMARY FINANCIAL INFORMATION ................................................2
HIGH RISK FACTORS ............................................................2
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 ..................6
Deposit of Offering Proceeds and Securities ..................................6
Prescribed Acquisition Criteria ..............................................6
Post-Effective Amendment .....................................................7
Reconfirmation Offering ......................................................7
Release of Deposited Securities and Deposited Funds ..........................7
DILUTION .....................................................................8
USE OF PROCEEDS ..............................................................8
CAPITALIZATION................................................................9
PROPOSED BUSINESS ............................................................10
             History and Organization ........................................10
             Plan of Operation ...............................................10
             Evaluation of Business Combination ..............................11
             Business combinations ...........................................11
             No Assurances of a Public Market Competition.....................13
             Regulation ......................................................14
             Employees .......................................................14
             Facilities ......................................................14
MANAGEMENT ...................................................................14
             Biographies .....................................................15
             Conflicts of Interest ...........................................15
             Remuneration ....................................................15
             Management Involvement ..........................................16
STATEMENT AS TO INDEMNIFICATION ..............................................16
MARKET FOR SOTECH'S COMMON STOCK  ............................................16
CERTAIN TRANSACTIONS  ........................................................17
PRINCIPAL STOCKHOLDERS  ......................................................18
PRIOR BLANK CHECK COMPANIES  .................................................18
DESCRIPTION OF SECURITIES  ...................................................19
             Common Stock  ...................................................19
             Preferred Stock..................................................19
             Future Financing  ...............................................19
             Reports to Stockholders  ........................................20
             Dividends  ......................................................20
             Transfer Agent  .................................................20
             Shares Eligible for Future Sale..................................20
PLAN OF DISTRIBUTION .........................................................20
ESCROW........................................................................21
PENNY STOCK...................................................................21
METHOD OF SUBSCRIBING.........................................................22
EXPIRATION DATE ..............................................................22
LITIGATION ...................................................................22
LEGAL OPINIONS  ..............................................................22
EXPERTS ......................................................................22
FURTHER INFORMATION ..........................................................22
FINANCIAL STATEMENTS  .......................................................F-1

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. Because this is a summary it is not intended to contain all the information you should review in connection with your consideration of a purchase of our common stock. You should read this entire Prospectus carefully prior to making an investment decision. Investors should carefully consider the information set forth in this Prospectus under the heading "High Risk Factors".

                                  SOTECH, INC.

SoTech, Inc. was organized under the laws of the State of Georgia on September 8, 2003 as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that SoTech's characteristics as an enterprise with cash, nominal liabilities, and flexibility in structuring a merger or acquisition will make SoTech an attractive combination candidate; however, we cannot assure you that we will find a suitable business with which to combine. None of SoTech's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction.

Since SoTech's organization, its activities have been limited to the sale of initial shares in connection with its organization and the production of a Registration Statement and Prospectus for its initial public offering. SoTech will not engage in any substantive commercial business following the offering.

Prior to this offering, there has been no public market for our securities. We intend to offer, sell and distribute publicly a maximum of 5,000,000 shares of our $.0001 par value common stock at $.10 per share. Our offering is being offered on a "best efforts" basis during an offering period of 180 days.

The securities and proceeds of this offering will be held in an escrow account until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

We intend to have our shares quoted on the over the counter market, but there is no assurance this goal will be achieved.

The price of our common stock has been arbitrarily determined and does not bear any relationship to our assets, book value, net worth, results of operations, or any other established criteria of value.

INVESTING IN OUR SECURITIES INVOLVES RISK. SEE "HIGH RISK FACTORS" BEGINNING ON PAGE 2.

We maintain our offices at no cost to us at the home of our president located at 136 East Genessee Street, Syracuse, New York 13202. Our phone number is 315-436-9601.

We are a blank check company and consequently this offering is being conducted in compliance with SEC Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed. We must update the Registration Statement with a post- effective amendment, and our shareholders will have the opportunity to reconfirm their investment prior to the release of funds from the escrow account. Shareholders who do not reconfirm their investments will receive a refund of their investment. We have 18 months from the date of this Prospectus to consummate a business combination.

LIMITED STATE REGISTRATION

Initially we will only register our shares in New York, Nevada, Florida, New Jersey, North Carolina and Alabama. We reserve the right to register our common stock in other states; however, we will only sell the Shares to residents of states where we have registered our common stock.

SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. We had no financial activity for the period from inception, September 8, 2003 to December 31, 2004. Therefore, the audited historical financial data for the periods ending December 31, 2003 and December 31, 2004 reflect no financial activity. The table below reflects unaudited financial information for the period from January 1, 2005 to September 30, 2005. The summary information in the table should be read in conjunction with the financial statements, notes and other financial information included in this Prospectus.

                                                                     Period from January 1, 2005
                                                                       To September 30, 2005
Statement of Income Data
     Net Sales                                                                 $ -0-
     Net Loss                                                                   $427
     Net Loss Per Share                                                        $ ----
     Weighted Average Shares Outstanding at September 30, 2005               3,957,177

                                                               At September 30, 2005
                                                     --------------------------------
                                                                          PRO FORMA
                                                           ACTUAL         AS ADJUSTED(1)
                                                           -------------  --------------------
Balance Sheet Data
     Working Capital (deficit)                             $8,763         $    8,763
     Total Assets                                          $9,063         $509,063
     Long Term Debt                                        $    -0-       $      -0-
     Total Liabilities                                     $   300        $     300
     Shareholders' Equity                                  $8,763         $508,763
------------------------------------------------------------------------------------------------

         (1) Assumes the sale of all the shares offered hereby and the receipt of proceeds of $500,000. There is no assurance that all the shares offered hereby will be sold, and to the extent that fewer than 5,000,000 shares are sold, the pro-forma adjustment will be reduced accordingly.


Upon the sale of all the shares in this offering, we will receive deposited funds of approximately $500,000, all of which must be deposited in the Rule 419 escrow account. Up to 10% of the proceeds of this offering or $50,000, assuming the sales of all the shares offered hereby, may be used by us for expenses incurred in this offering. Our management does not intend to request the release of these funds from escrow.

                                HIGH RISK FACTORS

The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment.

NEW  MANAGEMENT  OF  SOTECH  MAY NOT BE ABLE TO  SUCCESSFULLY  MANAGE  A  PUBLIC
COMPANY.

SoTech anticipates that upon the consummation of a business combination there will be a change of control in SoTech, which will most likely result in the resignation or removal of SoTech's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of SoTech's activities or in the operation of the business, assets or property being acquired. New management may be unsuccessful in managing SoTech after the merger.

WE HAVE NO OPERATIONS TO DATE AND MAY NOT BECOME PROFITABLE WHICH WILL REDUCE THE VALUE OF SHAREHOLDERS' INVESTMENT.

SoTech was incorporated in the State of Georgia on September 8, 2003 and has had no operations to date. There is no assurance SoTech's intended acquisition or merger activities will be successful or result in revenue or profit to SoTech.

Since SoTech has not yet attempted to seek a business combination, and due to SoTech's lack of experience, there is only a limited basis upon which to evaluate SoTech's prospects for achieving its intended business objectives. Any investment in SoTech should be considered an extremely high-risk investment.

WE MAY NOT HAVE SUFFICIENT FUNDS TO FIND A BUSINESS COMBINATION IN WHICH CASE WE WILL BE UNABLE TO CLOSE A MERGER OR ACQUISITION.

As of September 30, 2005, SoTech had assets of $9,063 and $300 in liabilities. Upon the sale of all the shares in this offering, SoTech will receive net proceeds of up to $500,000, assuming the sale of all the shares offered hereby. All proceeds from the offering must be deposited in the Rule 419 escrow account. Under Rule 419, 10% of the offering proceeds or $50,000 may be used by SoTech as capital in order to seek a business combination, although SoTech has no intent to release these funds prior to the consummation of the business combination. SoTech may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, SoTech may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. SoTech cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to SoTech. SoTech has no future financing plans.

INVESTORS WILL HAVE NO ACCESS TO THEIR FUNDS WHILE HELD IN ESCROW; IF RETURNED, YOU WILL NOT GET INTEREST ON YOUR REFUNDS.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering. Even upon the sale of the entire offering, the investors' funds may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the date of this Prospectus.

A SUFFICIENT NUMBER OF INVESTORS MAY FAIL TO RECONFIRM THEIR INVESTMENTS WHICH WOULD RESULT IN SOTECH'S INABILITY TO CONSUMMATE A MERGER OR ACQUISITION.

Any attempted business combination may fail if there is insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, SoTech can successfully convince a sufficient number of investors representing 80% of the proceeds collected in the offering to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

ESCROWED SECURITIES MAY NOT BE TRANSFERRED, WHICH RENDER INVALID ANY CONTRACTS FOR SALE THAT REQUIRE DELIVERY OF SUCH SECURITIES.

No transfer or other disposition of the deposited securities shall be permitted while they are in escrow other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 of the Exchange Act of 1934 states that it is unlawful for any person to sell the securities or any interest in or related to the securities while they are held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited while they are in escrow. It is further prohibited to sell any interest in the deposited securities or any derivative securities while they are held in escrow whether or not physical delivery is required.

WE HAVE NOT SPECIFIED A PARTICULAR INDUSTRY IN WHICH TO SEARCH FOR A TARGET BUSINESS AND IT MAY TAKE SEVERAL MONTHS TO DO SO.

To date, SoTech has not selected any particular industry in which to concentrate its business combination efforts. As a result, the search for a merger candidate may take several months. Additionally, the industry of a potential target business may have its own risks which have not been ascertained by SoTech.

IN RELATION TO ITS COMPETITORS, SOTECH IS AND WILL CONTINUE TO BE AN INSIGNIFICANT PARTICIPANT IN THE BUSINESS OF SEEKING BUSINESS COMBINATIONS.

A large number of established and well-financed entities, including venture capital firms, are actively pursuing their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than SoTech and, consequently, SoTech will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, SoTech will be competing with a large number of other small, blank check companies.

THERE MAY EXIST CONFLICTS OF INTEREST ON THE PART OF SOTECH'S OFFICERS AND DIRECTORS.

SoTech's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of SoTech is engaged in business activities outside of SoTech. There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. SoTech's officers and directors are not currently involved as officers and directors of other blank check companies, although they may be in the future. A potential conflict of interest may result if and when any officer of SoTech becomes an officer or director of another company, especially another blank check company.

OUR   MANAGEMENT  HAS  LIMITED   EXPERIENCE   AND  MAY  MISS  CERTAIN   BUSINESS
OPPORTUNITIES.

SoTech's success is dependent on its management. SoTech's officers and director have only limited experience in the business activities in which SoTech intends to engage. Management believes it has sufficient experience to implement SoTech's plan, although there is no assurance that additional managerial assistance will not be required.

WE EXPECT A MERGER OR ACQUISITION TO RESULT IN A LACK OF DIVERSIFICATION WHICH MEANS SOTECH WILL BE SUBJECT TO ECONOMIC FLUCTUATION WITHIN A PARTICULAR INDUSTRY.

Because we have limited capital, it is unlikely SoTech will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject SoTech to economic fluctuation within a particular industry in which a target company conducts business. In addition, any merger or acquisition effected by us may result in the issuance of additional securities, which may result in substantial dilution to the existing shareholders.

INVESTORS IN THIS OFFERING WILL SUSTAIN AN IMMEDIATE DILUTION OF STOCK VALUE.

As of September 30, 2005, the net tangible book value of SoTech's common stock was approximately $.0008 per share, substantially less than the $.10 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $.0676 per share in the book value of public investors' holdings.

SOTECH MAY ACQUIRE A BUSINESS IN WHICH ITS PROMOTERS, MANAGEMENT OR THEIR AFFILIATES OWN A BENEFICIAL INTEREST.

Although there are no current plans to do so, SoTech could acquire a business in which its promoters or affiliates own a beneficial interest. Such a transaction would be considered a related-party transaction and not at arms' length. While SoTech intends to seek shareholder approval for such a transaction if it should develop, objecting shareholders would only be able to request the return of their invested funds which would be held in escrow.

WE MAY BE REGULATED UNDER THE INVESTMENT COMPANY ACT OF 1940, WHICH WILL SIGNIFICANTLY INCREASE OUR COMPLIANCE COSTS.

Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Company Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination for the Commission as to our status under the Investment Company Act and, consequently, any violation of such Investment Company Act or any proposed activities which may bring it within the Investment Company Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Company Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Company Act.

RULE 419 REQUIRES THE DEPOSIT OF THE SECURITIES AND PROCEEDS OF THIS OFFERING IN AN ESCROW ACCOUNT, WHICH AFFECTS THE LIQUIDITY FOR THE ESCROWED SECURITIES.

Rule 419 of the Securities Act of 1933 generally requires, among other things, the deposit of securities and proceeds of the offering in an escrow account. During the term of the escrow, there is no liquidity for the escrowed securities since they may not be offered and sold, which may have a material adverse effect on your investment. The securities sold in this offering will be held in an escrow account and you will not be able to sell them until they are released upon the consummation of a business opportunity, such as a merger or acquisition. The securities and the payments made by you for these securities may be held as long as 18 months from the date of this Prospectus.

AS WE HAVE NO OPERATING HISTORY OR REVENUE AND ONLY MINIMAL ASSETS, THERE IS A RISK THAT WE WILL BE UNABLE TO CONTINUE AS A GOING CONCERN AND CONSUMMATE A BUSINESS COMBINATION.

We have had no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to consummate a business combination. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

MANAGEMENT  INTENDS TO DEVOTE ONLY A LIMITED  AMOUNT OF TIME TO SEEKING A TARGET
COMPANY  WHICH  MAY  ADVERSELY   IMPACT  OUR  ABILITY  TO  IDENTIFY  A  SUITABLE
ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting between two and 10 hours per week to SoTech's affairs in total. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THERE MAY BE AN ABSENCE OF A TRADING MARKET, WHICH WOULD ELIMINATE OR ADVERSELY IMPACT YOUR ABILITY TO SELL YOUR SHARES.

There currently is no trading market for our stock and a trading market will not develop prior to or after the effectiveness of this Prospectus or while the common stock under this offering is maintained in escrow. Additionally, we expect the initial market for our stock following the release of shares from escrow to be limited. You will not be permitted to sell, or, except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Even if a limited trading market does develop following the release of shares from escrow, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in SoTech. Additionally, the offering price may not reflect the market price of our shares after the offering. There is a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF OUR MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO OUR MANAGEMENT. WHEN USED IN THIS PROSPECTUS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN OUR FORWARD-LOOKING STATEMENTS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. WE DO NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that proceeds of this offering and the securities issued to investors in this offering, be deposited into an escrow or trust account governed by an agreement that meets the terms specified in the Rule. Under Rule 419, the deposited funds will be released to SoTech and the deposited securities will be released to the investors, respectively, only after SoTech has met the following three basic conditions.

First, SoTech must execute an agreement for an acquisition meeting certain prescribed criteria. Second, SoTech must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, SoTech must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After SoTech submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is/are consummated, the escrow agent may release the deposited funds and deposited securities.

Accordingly, SoTech has entered into an escrow agreement with FirstCity Bank of Stockbridge, Georgia, as escrow agent. The escrow agreement provides in pertinent part that:

(1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to SoTech prior to the reconfirmation offering; however, we do not intend to release these funds. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, or in money market mutual funds.

(2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

(3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

PRESCRIBED ACQUISITION CRITERIA

Rule 419 requires that before the deposited funds and the deposited securities can be released, SoTech must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires SoTech to update the Registration Statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.


RECONFIRMATION OFFERING

The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

(1) The Prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

(2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify SoTech in writing that the investor elects to remain an investor.

(3) If SoTech does not receive written notification from any investor within 45 business days following the effective date, the pro-rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first-class mail or other equally prompt means.

(4) The acquisition(s) will be consummated only if a sufficient number of purchasers confirm their investment.

(5) If a consummated acquisition (s) has not occurred by 18 months from the date of the initial Registration Statement, the deposited funds held in the Escrow Account shall be returned to all investors within 5 business days by first-class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The deposited funds and deposited securities may be released to SoTech and the investors, respectively, after:

(1) The Escrow Agent has received a signed representation from SoTech and any other evidence acceptable by the Escrow Agent that:

(a) SoTech has executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

(b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that SoTech has satisfied all of the prescribed conditions of the reconfirmation offer.

(2) SoTech has consummated a merger or acquisition of a business in accordance with the requirements of Rule 419.

(3) Irrespective of meeting the conditions of Rule 419, the management of the company reserves the right at any time to terminate the offering and return all funds of the investors.

RIGHTS TO INFORMATION

We have filed a Registration Statement relating to the shares with the Securities and Exchange Commission under the Securities Act of 1933. We have not included in the Prospectus all of the information in the Registration Statement and the attached exhibits. Statements or summaries respecting the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the Registration Statement. We will provide to you a copy of any referenced information if you contact us at 136 East Genessee Street, Syracuse, New York 13202, telephone 315-436-9601.

We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

RIGHT TO PROSPECTUS DELIVERY

Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the Shares whether or not they are participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of a dealer to deliver a prospectus when acting as underwriter to their unsold allotments or subscriptions.

                                    DILUTION

Our net tangible book value at September 30, 2005 is $8,763 and the number of shares outstanding as of that date was 10,720,060. Net tangible book value per Share represents the amount of total tangible assets less liabilities, divided by the total number of Shares of common stock outstanding as of a particular date. Our net tangible book value per share as of September 1, 2005 was $.0008. After giving effect to the sale of 5,000,000 Shares (assuming that the maximum number of Shares offered hereby are sold), the as adjusted net tangible book value at September 30, 2005 would be $508,763 or $.0324 per Share. "Dilution" means the difference between the public offering price and the pro-forma net-tangible book value per share after giving effect to the offering, assuming that the maximum number of shares offered hereby in the offering are sold. The following table illustrates this per Share dilution:

                                                                                                Maximum (2)
                                                                                          ------------------------
Public offering per Share of Common Stock Offered
hereby(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $      .10
    Net tangible book value per Share before offering . . . . . . . . . . . . . . .    $.00076
    Increase per Share attributable to new investors . . . . . . . . . . . . . . . .   $.  0316
                                                                                        -------
     As adjusted net tangible book value per Share after offering  . . . . . . . . .                $.0324
                                                                                                     -----

Dilution per Share to new investors . . . . . . . . . . . . . . . . . . . . . .                     $.0676
                                                                                                    ======

-----------------------

(1)Assumes an offering price of $.10 per Share, before deduction of offering expenses.
(2) The calculations below assumes the sale of all the Shares offered hereby. There is no assurance that all the Shares offered will be sold.

There are no warrants, options, rights or convertible securities currently outstanding.

                                  SHAREHOLDERS

As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of SoTech.

                                            APPROX. % APPROX. %
       PUBLIC              SHARES         TOTAL SHARES             TOTAL                 TOTAL
     STOCKHOLDER         PURCHASED         OUTSTANDING         CONSIDERATION         CONSIDERATION
     -----------         ---------         -----------         -------------         -------------

New Investors             5,000,000            32%                $500,000                98%

Existing
Shareholders             10,720,000            68%                $ 9,190                  2%
                         ----------            ---                -------                  --

TOTALS                   15,720,000           100%                $509,190                100%
                         ==========           ====                ========        ================


                                 USE OF PROCEEDS

The gross proceeds of this offering will be a maximum of $500,000. According to Rule 419, after all the shares are sold, 10% of the deposited funds may be released from escrow to SoTech. SoTech does not intend to request the release of this 10%. In the event that SoTech does not request release of these funds, all the proceeds of the offering shall remain in escrow pending its release in accordance with the terms of the escrow agreement. Upon the consummation of a business combination, all escrowed offering proceeds will be released to SoTech. SoTech shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

                                                      PERCENTAGE OF NET
                                                         PROCEEDS OF
                                     AMOUNT              THE OFFERING
Escrowed funds pending
Business combination                                          100.00%
                                $500,000(1)
----------------------------------------------------------------------------

(1) Since we are a "blank check" company, the purpose of this offering is to raise funds to enable us to merge with or acquire an operating company.

While SoTech presently anticipates that it will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419," if SoTech determines that a business combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to SoTech. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of SoTech's limited resources, it is likely that SoTech will become involved in only one business combination.

Since this offering is a "blank check" offering, and we have not identified a business opportunity, the use of proceeds of this offering cannot be described with specificity. All of the net proceeds will be utilized by SoTech's merger or acquisition candidate for the development of its business, for working capital and to pay expenses related to the business combination and compliance with the SEC reporting obligations, including legal and accounting fees. However, if we enter a definitive agreement for an acquisition during the reconfirmation process, investors will have the opportunity to review, and the business entity must disclaim, the use of proceeds from this offering. Uses of working capital are anticipated to include, but not be limited to, general and administrative salaries, associated benefits, office lease and expenses.

The fees and expenses of this offering will first be paid from our treasury. Fees and expenses in excess of amounts held in treasury will either be advanced by our management or promoters or deferred until the closing of the business combination. Any advances made by such parties will bear no interest and will be repaid only on consummation of a merger or acquisition. Anticipated legal fees relating to this offering and the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature of the business combination. SoTech's counsel Buker, Jones & Haley, P.C. has agreed to defer a portion of their legal fees pending consummation of such a business combination. Any advance made by management will bear no interest and will be repaid only on consummation of a merger or acquisition. Upon consummation of a merger transaction, the proceeds of the offering may be used to repay such advances or deferred expenses or we may seek to have the other party to a consummated merger transaction complete the repayment of such deferred fees or expenses from other funds. All funds held in escrow will be released. No amounts will be paid with respect to salaries, as our officers do not receive any salary-based compensation. Currently we have no other employees.

Our management may consider potential target businesses among their business associates. If we consummate a business combination with an entity introduced to us by a third party, it may be necessary for us to pay a "finders' fee" in connection with such introduction. However, we do not currently intend to retain any entity to act as a "finder" to identify and analyze the merits of a potential target business.

Offering proceeds will be placed in escrow at FirstCity Bank, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in a certificate of deposit, interest-bearing savings account or in short-term government securities as required by Rule 419.

                                 CAPITALIZATION

The following table sets forth the capitalization of SoTech as of September 30, 2005, and pro-forma as adjusted to give effect to the sale of 5,000,000 shares offered by SoTech.

                                                                                   PRO-FORMA
                                                           ACTUAL                 AS ADJUSTED
                                                           --------             --------------
Long-term debt                                             $         0          $          0

Stockholders' equity:
Common Stock, $.0001 par value; authorized
100,000,000 shares of common stock, with 10,720,000
shares of common stock outstanding and 15,720,000
shares outstanding, pro-forma as adjusted                        1,072                 1,572

Additional paid-in capital                                       8,118               507,618

Deficit accumulated during the                                     (427)               (427)
                                                           --------------      -------------
 development period

Total stockholders' equity                                       8,763              508,763
                                                           -----------         ------------

Total capitalization                                       $     9,063         $    509,063
                                                           ===========         ============


                                 DIVIDEND POLICY

SoTech, Inc. has never paid cash dividends on any common stock, and we have no plans to do so in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors, including our earnings, if any, capital requirements and overall financial condition. There can be no assurance that any dividends of any kind will ever be paid.

                                PROPOSED BUSINESS

HISTORY AND ORGANIZATION

SoTech is a development-stage company organized under the laws of the State of Georgia on September 8, 2003. Since its inception, the primary activity of SoTech has been directed to organizational efforts and to obtaining initial financing. SoTech was formed as a vehicle to pursue a business combination. SoTech has not engaged in any preliminary efforts intended to identify possible business combinations and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

We are, based on proposed business activities, a "blank check" company. The Commission defined those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intent to undertake any efforts to cause a market to develop in our securities until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

SoTech's initial public offering will be made up of 5,000,000 shares of common stock to be offered at a purchase price of $.10 per share. The offering price has been arbitrarily determined.

SoTech is filing this Registration Statement in order to effect a public offering of its securities.

PLAN OF OPERATION

SoTech has not had any revenue since it was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to it by persons or firms who or which seek the benefits of a publicly-held corporation. SoTech's principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. SoTech will not restrict its search to any specific business, industry or geographical location, and SoTech may engage in a business combination.

SoTech does not currently engage in any business activities which provide cash flow. The costs of identifying, investigating, analyzing and consummating business combinations, to the extent not deferred, will be paid with money in SoTech's treasury, by private investment or by loans from SoTech's directors and promoters. Any loans by our management and promoters would be on an interest-free basis, payable only upon consummation of a merger transaction. Any such loans or deferred expenses would be on an interest-free basis payable only upon consummation of a combination transaction. Upon consummation of a business combination, we may reimburse our management or promoters for any such loans or pay any such deferred expenses out of the proceeds of this offering or of that transaction. SoTech's proposed business is sometimes referred to as a "blank check" company, because investors will entrust their investment monies to SoTech's management before they have a chance to analyze the specific use of those funds. Although all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in SoTech will have an opportunity to evaluate the specific merits or risks of only the business combination management chooses to bring to them.

SoTech may seek a business combination with companies that have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be seeking new modes of capitalizing their operations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public-trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. To the extent that the business combination involves any company that is seeking to raise funds through future securities offerings, shareholders' ownership interest could be diluted further.

In accordance with the requirements of Rule 419, SoTech will not acquire a target business unless the fair value of the target business represents 80% of the maximum proceeds of this offering of securities. To determine the fair market value of a target business, SoTech's management will examine the financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any acquisition candidate and will specifically analyze that candidate's business' assets, liabilities, sales, net worth, and potential for growth. If SoTech determines that the financial statements of a proposed target business does not clearly indicate that the fair market value of the target business represents 80% of SoTech's maximum proceeds of this offering, SoTech may obtain a valuation opinion from a qualified person or we will not proceed with such combination transaction.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over SoTech to avoid tax consequences or to have complete authority to manage the business will almost assure that SoTech will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in control in SoTech which will most likely result in the resignation or removal of SoTech's present officers and directors. None of SoTech's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a specific business combination. There is a risk that a selected target business may be a financially unstable company or an entity in the early stage of development or growth. This could include entities without established records of sales or earnings. Accordingly, SoTech could be subjected to the numerous risks inherent in the business and operations of a financially unstable company, an early-stage company or a development-stage company. In addition, SoTech may effect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that SoTech will properly ascertain or assess all significant risks.

SoTech anticipates that the selection of a business combination will be complex and risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which SoTech will have and/or the benefits of a publicly-traded corporation. Such perceived benefits of a publicly-traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable regulations for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and may involve acquisition candidates which are in various stages of development. This will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EVALUATION OF BUSINESS COMBINATIONS

The analysis of business combinations will be undertaken by or under the supervision of the officers and directors of SoTech, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the acquisition candidate; market share and potential for market growth; the potential for growth or expansion; the potential for profit; the industry in which the acquisition candidate operates and the potential for growth in that industry; the perceived public recognition or acceptance of products or services; name identification and other relevant factors. Officers and directors or advisors of SoTech will meet personally with management and key personnel of potential target businesses as part of their investigation. To the extent possible, SoTech intends to utilize written reports and investigations to evaluate the above factors.

SoTech may pay finders' fees to third parties who introduce target companies to us, although there are no specific arrangements to do so at the current time. We anticipate that any such finders' fees will only be paid on consummation of the business combination. It is not possible for us to estimate, at this time, the amount or rate of any such finders' fee. In the event finders' fees are paid, SoTech will file a post-effective amendment identifying any third parties to be paid finders' fees in connection with a business combination, describing the material terms of any agreement with such third party.

Since SoTech will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 immediately following its public offering, it will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to SoTech, it may be anticipated that the promoters have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to a combination transaction with SoTech. There is a risk, even after the consummation of such business combinations and the related expenditure of SoTech's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The business combination target may involve new ands untested products, processes, or market strategies which may not succeed. In the event of such a combination, these risks will be assumed by SoTech and, therefore, its shareholders.

BUSINESS COMBINATIONS

A business combination may be structured in a variety of ways. SoTech may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. Investors should note that any merger or acquisition effected by SoTech can be expected to have a significant dilutive effect on the percentage of shares held by SoTech's then-shareholders, including purchasers in this offering. On the consummation of a business combination, it is anticipated that the target business will have significantly more assets than SoTech; therefore, management plans to offer a controlling interest in SoTech to the target business. While the actual terms of a transaction to which SoTech may be a party cannot be predicted, it may be expected that the parties to the business combination will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1989. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of SoTech, including investors in this offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would likely result in significant dilution in the equity of such shareholders. In addition, it is anticipated that all or a majority of SoTech's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, SoTech may agree to register such securities either at the time the transaction is consummated under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in SoTech's common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering, SoTech enters into negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed, which will include financial statements with balance sheets and statements of cash flow and stockholders' equity of the proposed target.

SoTech may acquire a business in which SoTech's promoters, management or their affiliates own a beneficial interest. In such event, such transactions may be considered a related-party transaction and not at arms' length. No related-party transaction is presently contemplated. In the event a related-party transaction is contemplated sometime in the future, SoTech intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related-party transaction will only be able to request the return of their invested funds held in escrow in connection with the reconfirmation process to be conducted in accordance with Rule 419.

NO ASSURANCES OF A PUBLIC MARKET

Rule 419 states that all securities sold in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule
419. There is no present market for the common stock of SoTech and there is no assurance that a public market will develop following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither SoTech nor anyone acting on its behalf has requested any broker dealer to act as a market maker for SoTech's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between SoTech and any market maker regarding the participation of any such market maker in the future trading market, if any, for SoTech's common stock. It is anticipated that market makers will be obtained after the release of the stock from the Rule 419 escrow account.

Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in any securities until we have successfully concluded a business combination.

Upon the consummation of a business combination, SoTech anticipates that there will be a change in SoTech's management. The new management may decide to change the policies as to the use of proceeds as stated in this Prospectus. SoTech's present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion.

Present management of SoTech will not make any loans from the proceeds of this offering, nor will present management borrow funds and use either SoTech's working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

The proceeds received in this offering will be deposited into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest-bearing savings account as determined by the Escrow Agent.

COMPETITION

SoTech is an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial services companies which have significantly greater financial, personnel resources and technical expertise than we have. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

DETERMINATION OF OFFERING PRICE

The offering price of $.10 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history.

REGULATION

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading securities. While SoTech does not intend to engage in such activities, SoTech could become subject to regulations under the Investment Company Act in the event SoTech obtains or continues to hold a minority interest in a number of enterprises. SoTech could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will conduct SoTech's affairs in a manner that will avoid SoTech's classification as an Investment Company and management will continue to review SoTech's activities from time to time with a view toward reducing the likelihood SoTech could be classified as an "Investment Company."

EMPLOYEES

SoTech presently has no employees. Each officer and director of SoTech is engaged in business activities outside of SoTech, and the amount of time they will devote to SoTech's business will be minimal. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of SoTech will devote the necessary time to the affairs of SoTech each month that will allow SoTech to obtain a successful business opportunity as more specifically described herein.

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions specific to acquiring or participating in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the future number of employees, which may be necessary. If an existing business is acquired it is possible that we would hire its existing staff.

FACILITIES

We are presently using the office of our President, William D. Harper, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering and consummation of a business combination. We are not required to pay any rent during that time frame. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

LITIGATION; LEGAL PROCEEDINGS

SoTech is not a party to any legal proceedings.


                                   MANAGEMENT

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME                                      AGE            POSITION
-------                                   -------        --------------
William D. Harper                         46             President/Director
Mary Fortino                              25             Secretary/Director
Stephanie Passalaqua                      27             Director

BIOGRAPHIES

William D. Harper is the President and a director of the Company and he has held this position since May, 2005. Mr. Harper also currently serves as a business development manager for Centrix Financial, LLC, a Denver, Colorado-based lender. Mr. Harper has held this position since February, 2005. From 2003 to 2005, Mr. Harper was a business development manager for First Niagara Bank located in Lockport, New York. From 2001 to 2003, Mr. Harper was regional sales manager for Household Automotive Finance located in San Diego, California. In 1982 Mr. Harper received a Bachelor of Science degree in accounting from Lemoyne College in Syracuse, New York.

Mary Fortino is the Secretary and a director of the Company, and she has held these positions since May, 2005. Since 2000 Ms. Fortino has served a teacher for Farouk Systems. Ms. Fortino is a high school graduate.

Stephanie Passalaqua is a director of the Company and she has held that position since May, 2005. Ms. Passalaqua also serves as President of Action Industries, a provider of pay telephone services. In May, 2004 Ms. Passalaqua received an associate in applied science degree from Onondega Community College, located in Onondega, New York.

CONFLICTS OF INTEREST

Our management has other financial and business interests to which they devote a significant amount of their time. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of SoTech. Although there are no current plans to enter into any business transactions between SoTech and any other business, there can be no assurance that management will resolve all conflicts of interest in favor of SoTech.

None of the officers or directors of SoTech are currently involved in any blank check offerings. No member of management is currently affiliated or associated with any blank check company; however, management may become involved with the promotion of other blank check companies in the future. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of SoTech and other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. SoTech does not currently have a right-of-first-refusal pertaining to opportunities that come to management's attention where the opportunity may relate to SoTech's proposed business operation.

The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting on the opportunity. In the event of identical officers and directors, the company that first filed a Registration Statement with the SEC will be entitled to proceed with the proposed transaction. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

REMUNERATION

No officer or director of SoTech has received any cash remuneration since SoTech's inception, and none are to receive or accrue any remuneration from SoTech upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intend to devote more than 20 hours a month of their time in SoTech's affairs. No retirement, pension, profit-sharing, stock options or insurance programs have been adopted by SoTech for the benefit of its employees.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective business combination candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our stockholders for approval.

In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act of 1933, as amended, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                      Annual Compensation                        Awards
------------------------------------------------------------------------------------------------------------------------------------
Name and Principal     Year     Salary($)     Bonus($)     Other Annual     Restricted     Securities     LTIP     All Other
Position                                                   Compensation     Stock          Underlying     Payouts  Compensation
                                                               ($)          Award(s)      Option/SARS(#)   ($)
------------------------------------------------------------------------------------------------------------------------------------
William D. Harper      2004        $0           $0             $0             $0               0            $0         $0
President
------------------------------------------------------------------------------------------------------------------------------------
Mary Fortino           2004        $0           $0             $0             $0               0            $0         $0
Secretary
------------------------------------------------------------------------------------------------------------------------------------


MANAGEMENT INVOLVEMENT

SoTech has conducted no business as of yet, and aside from the work associated with SoTech's formation, management has done no work with or for SoTech. All of management will speak to business associates and acquaintances and will search business publications for target businesses. After the closing of this offering, management intends to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Management has not divided these duties among its members.

                         STATEMENT AS TO INDEMNIFICATION

Section 14-2-850 ET SEQ. of the Georgia Business Corporation Code provides for indemnification of the officers, directors, employees and agents of Georgia corporations such as SoTech. Complete disclosure of this statute is provided in
Part II hereof. This information can be examined as described in "Further Information."

Under Article X of SoTech's bylaws, SoTech will indemnify and hold harmless to the fullest extent authorized by Georgia law, any director, officer, agent or employee of SoTech, against all expense, liability and loss reasonably incurred or suffering by such person in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, SoTech has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                        MARKET FOR SOTECH'S COMMON STOCK

Prior to this date, there has been no trading market for SoTech's common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to the effectiveness of this Prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until SoTech's consummation of a business combination pursuant to the requirements of Rule 419. See discussion under the heading "Investors' Rights and Substantial Protection Under Rule 419." There are currently 15 holders of SoTech's outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own at least 68% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public-trading market, as that term is commonly understood, developing for the shares.

There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither SoTech nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for SoTech's common stock. Further, there have been no discussions or understandings between SoTech or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for SoTech's common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that decisions in this area will ultimately be initiated by the party or parties controlling the entity or assets, which SoTech may acquire.

Our common stock is not quoted at the present time. The SEC has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with any exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management intends to strongly consider a prospective business combination that will allow our securities to be traded without the aforesaid "penny stock" limitations. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this Rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock upon a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

We  cannot  predict  whether,  upon  a  successful  business  combination,   our
securities will be exempt from the Commissions' penny stock regulations for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of our securities to qualify for the exemption or the failure to qualify or meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

                              CERTAIN TRANSACTIONS

Our management and promoters have made an unwritten commitment to advance or defer fees or expenses we may incur prior to the consummation of a business combination, to the extent such fees or expenses exceed the amounts held in our treasury. Management intends to enter into an agreement for a business combination which provide that any such advances or deferrals will be paid contemporaneously with or following the combination transaction. It is possible that a target company will use the proceeds of this offering to make such payment on release of the offering proceeds from escrow. See "Use of Proceeds." Except as otherwise included herein, there have been no related-party transactions, or any other transaction or relationship required to be disclosed pursuant to Item 404 of Regulation S-B.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of SoTech's common stock as of September 30, 2005, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by SoTech to own beneficially more than 5% of SoTech's outstanding common stock;
(ii) each of SoTech's officers and directors; and (iii) all directors and officers of SoTech as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of SoTech's stock.

                                     Amount and Nature of        Percentage Ownership of     Percentage Ownership of
        Name and Address of              Common Stock                 Common Stock                 Common Stock
         Beneficial Owner             Beneficially Owned           Before Offering(1)           After Offering(2)
     -------------------------- ------------------------------- --------------------------- --------------------------------
     William D. Harper                    300,000                          2.8                         1.9
     10031 Carousel Center
     Syracuse, NY 13290

     Mary Fortino                         300,000                          2.8                         1.9
     51 Luther Road
     West Monroe, NY 13167

     Stephanie Passalaqua                 300,000                          2.8                         1.9
     8744 River Side House
     Path
     Brewerton, NY 13029

     Probst Capital, LLC               3,000,000(3)                       25.2                         17.2
     115 Perimeter Ctr. Pl.
     Suite 170
     Atlanta, GA 30346

     Joan Fortman                      3,000,000                          25.2                         17.2
     7417 Herstone Green Drive
     Charlotte, NC 28277

     Cobalt Blue, LLC
                                       2,700,000(4)                       24.2                         16.5
     All Officers and
     Directors as a Group (3             900,000                           8.4                         5.7
     persons)
     -------------------------- ------------------------------- -------------------------- -----------------------------

          (1) Applicable percentage ownership is based on 10,720,000 shares outstanding as of September 30, 2005. There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of the Company outstanding as of September 30, 2005.

          (2) These percentages assume the sale of all the shares in this offering; however, this is a best-effort offering and there is no assurance that all the shares will be sold. In the event that fewer than 5,000,000 shares are sold in this offering, these percentages will increase.

         (3) Probst Capital, LLC is a Georgia limited liability company that is beneficially-owned by Richard W. Jones, a partner with the law firm of Buker, Jones & Haley, P.C., which serves as counsel to the Company. Mr. Jones is also a member of the board of directors of FirstCity Bank, which acts as the Escrow Agent for this offering.

         (4) Cobalt Blue, LLC is a New York limited liability company that is beneficially-owned by Mary Passalaqua, a resident of Liverpool, New York.

PRIOR BLANK CHECK COMPANIES

None of SoTech's officers or directors have served in similar positions for other blank check companies in the past.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

SoTech is authorized to issue 110,000,000 shares of capital stock, consisting of 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value preferred stock. As of September 30, 2005, 10,720,000 shares of SoTech's common stock was outstanding and no shares of SoTech preferred stock was outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Shareholders of SoTech have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of liquidation of SoTech, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, assuming the sale of all the shares offered hereby, the present shareholders of SoTech will beneficially own approximately 68% of the then-outstanding shares. Accordingly, after completion of this offering, the present shareholders of SoTech will be in a position to control all of the affairs of SoTech.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws which are available for inspection upon proper notice at our offices, as well as to the Georgia Corporation Code for a more complete description covering the rights and liabilities of shareholders.

Holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least (68%) of the outstanding shares of common stock. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

PREFERRED STOCK

We may issue up to 10,000,000 shares of our preferred stock, par value $.0001 per share, from time to time in one or more series. As of the date of this Prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of Preferred Stock that may be issued in the future. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

FUTURE FINANCING

In the event the proceeds of this offering are not sufficient to enable SoTech to successfully find a business combination, SoTech may seek additional financing. At this time SoTech believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a business combination. However, SoTech may issue additional securities, incur debt or procure other types of financing if needed. SoTech has not entered into any agreements, plans or proposals for such financing and as of the current date, SoTech has no plans to do so. SoTech will not use the deposited funds as collateral or security for any loan or debt incurred. If SoTech does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to SoTech.

REPORTS TO STOCKHOLDERS

SoTech intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31st.

DIVIDENDS

SoTech has no earnings, and has paid no dividends to date. Since SoTech was formed as a blank check company with its only intended business being the search for an appropriate business combination, SoTech does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, SoTech will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed, if at all.

TRANSFER AGENT

SoTech has appointed Olde Monmouth Stock Transfer Co., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716 as its Transfer Agent.

SHARES ELIGIBLE FOR FUTURE SALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

The 10,720,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act and are held by fifteen persons. At this time we have not entered into any agreement to register any of our issued and outstanding shares, although such agreement may be entered into in the future, or such an agreement may be made part of the terms of a future combination transaction.

We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

In January, 2000, the Commission issued an interpretive letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Under the Commission's interpretation Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

                              PLAN OF DISTRIBUTION

SoTech intends to offer, sell and distribute publicly up to 5,000,000 shares of its common stock at an offering price of $.10 per share, for an aggregate maximum sales price of $500,000. This offering is being offered on a "best efforts," basis, and the offering will end on the first to occur of the receipt of subscriptions for 5,000,000 shares or 180 days from the date of this Prospectus. However, SoTech reserves the right to close the offering at any time it is complete. If the last day of the sales period, or extended sales period, falls on a Saturday, Sunday or legal holiday, the next following business day shall be considered the last day of such period. Securities will not be delivered to subscribers, but instead will be issued in the name of the subscriber and delivered to the Rule 419 escrow account more fully described under the heading "Deposit of Offering Proceeds and Securities." No securities will be issued in the name of a public investor until such time as the funds for the purchase of the shares are deposited in the escrow account within the time period described above. All proceeds will be deposited in an escrow account with FirstCity bank, Stockbridge, Georgia, until such time as the closing of a business opportunity, such as a merger or acquisition. (See "Deposit of Offering Proceeds and Securities.")

 SoTech proposes to offer the shares directly on a "best efforts" basis in a self-underwritten offering and no compensation is to be paid to any person in connection with the offer and sale of the shares. SoTech's executive officers shall distribute Prospectuses related to this offering. SoTech estimates approximately 100 to 200 Prospectuses shall be distributed in such a manner. SoTech's executive officers intend to distribute Prospectuses to acquaintances, friends and business associates. Although SoTech's executive officers are "associated persons" of SoTech as that term is defined in the Securities
Exchange Act of 1934, they are deemed not to be brokers for the following reasons: (1) they are not subject to a statutory disqualifications as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of SoTech's securities; (2) they will not be compensated in connection with their participation in the sale of SoTech's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealer at the time of his/her participation in the sale of SoTech's securities; and (4) each associated person shall restrict his/her participation to the following activities:

(a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser;

(b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a Registration Statement filed under the Securities Act of 1933 or other offering document; or

(c)  performing   ministerial  and  clerical  work  involved  in  effecting  any transaction.

As of the date of this Prospectus, no broker has been retained by SoTech in connection with the sale of securities being offered hereby, and it is not anticipated that one will be retained.

Neither SoTech nor anyone acting on its behalf including SoTech's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities prior to a combination transaction. There have been no preliminary discussions or understandings between SoTech or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for SoTech's securities, nor does SoTech have any plans to engage in such discussions. SoTech does not intend to use consultants to obtain market makes. SoTech's investors shall make their own decisions regarding whether to hold or sell their shares. SoTech shall not exercise any influence over investors' decisions. There are no minimum purchase requirements.

ESCROW

The proceeds from the offering will be held in escrow by our escrow agent, FirstCity Bank of Stockbridge, Georgia, pursuant to an escrow agreement in accordance with Rule 419. Richard W. Jones, an indirect owner of our common stock (See "Principal Stockholders") is an outside director of FirstCity Bank. None of the funds will be released to us from escrow in order to cover our initial fees and expenses. The funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this Prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, will be returned to the investors. If a business combination is consummated the remaining funds in the escrow account -- other than funds returned to investors that elect not to continue their investment in the combined entity pursuant to reconfirmation offer --will be delivered to SoTech for its operations. We may also choose to return all remaining funds and discontinue the search for a business combination at any time at our discretion.

PENNY STOCK

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to entering into a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to entering into a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules, and it is anticipated that the Company's Common Stock will be subject to the penny stock rules. These facts may cause investors more difficulty in selling their shares than if such shares were not subject to the Penny Stock Rules. Accordingly, investors in this offering may find it more difficult to sell their shares.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date of this offering, to 136 East Genessee Street, Syracuse, New York 13202. The subscription price of $.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of FirstCity Bank as Escrow Agent.

SoTech's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. Shares purchased by SoTech's officers, directors and principal shareholders, if any, will be acquired for investment purposes and not with a view towards distribution.

                                 EXPIRATION DATE

This offering will expire 180 days from the date of this Prospectus.

                                   LITIGATION

SoTech is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against SoTech, which may materially affect SoTech.

                                 LEGAL OPINIONS

Buker, Jones & Haley, P.C., 115 Perimeter Center Place, Suite 170, Atlanta, Georgia 30346, special counsel to SoTech, has rendered an opinion that the share will be validly issued. Richard W. Jones, a principal of Buker, Jones & Haley, is a beneficial owner of common stock of the Company. See "Principal Stockholders."

                                     EXPERTS

The balance sheet of SoTech as of December 31, 2003 and December 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the period September 8, 2003 (inception) to December 31, 2003 and December 31, 2004 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by Robison Hill & Co., CPA, independent auditor, as stated in its report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a Registration Statement on Form SB-2 to register the shares of common stock. The Prospectus is part of the Registration Statement, and, as permitted by the Commission's rules, does not contain all of the information in the Registration Statement. For further information about us, and the securities offered under the Prospectus, you may refer to the Registration Statement and to the exhibits and schedules filed as a part of this Registration Statement. As of the effective date of the Registration Statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. Our filings may be inspected and copied without charge at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this Registration Statement and will file all future Registration Statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

                                  SOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                           DECEMBER 31, 2004 AND 2003

                                       AND

                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                    CONTENTS

                                                                                                          Page
Independent Auditor's Report...............................................................................F - 1

Balance Sheets
  December 31, 2004 and 2003 and
   September 30, 2005 (unaudited)..........................................................................F - 3

Statements of  Operations  for the year ended  December  31, 2004 and the period from September 8, 2003 to
  December 31, 2003 and the nine months ended September 30, 2005 (unaudited) and the
  Cumulative period from September 8, 2003 (inception) to September 30, 2005...............................F - 4

Statement of Stockholders' Equity
  Since September 8, 2003 (inception) to September 30, 2005 (unaudited)....................................F - 5

Statements  of Cash Flows for the year ended  December  31,  2004 and the period from September 8, 2003 to
  December 31, 2003 and the nine months ended September 30, 2005 (unaudited) and the
  Cumulative period from September 8, 2003 (inception) to September 30, 2005...............................F - 6

Notes to Financial Statements..............................................................................F - 7

                          INDEPENDENT AUDITOR'S REPORT




Sotech, Inc.
(A Development Stage Company)

         We have audited the accompanying balance sheets of Sotech, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, and cash flows for the year ended December 31, 2004 and the period from September 8, 2003 (inception) to December 31, 2003 and the cumulative since September 8, 2003 (inception) to December 31, 2004, and the statement of stockholders' equity from September 8, 2003 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sotech, Inc. (a development stage company) as of December 31, 2004, and the results of its operations and its cash flows for the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no activity during the year ended December 31, 2004 which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
July 1, 2005

                                  SOTECH, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                         (unaudited)
                                                                        September 30,               December 31,
                                                                             2005              2004              2003
                                                                      ------------------ ----------------- ----------------
Assets:
  Cash and Cash Equivalents                                           $            9,063 $               - $              -
                                                                      ------------------ ----------------- ----------------

    Total Assets                                                      $            9,063 $               - $              -
                                                                      ================== ================= ================

Liabilities:
  Accounts Payable                                                    $              300 $               - $              -
                                                                      ------------------ ----------------- ----------------

Stockholders' Equity:
  Preferred Stock, par value $.0001,
    Authorized 10,000,0000 shares, Issued 0 shares
    at September 30, 2005, December 31, 2004 and 2003                                  -                 -                -
  Common Stock, par value $.0001,
    Authorized 100,000,000 shares, Issued 10,720,000
    shares at September 30, 2005 and 0 at December 31,
    2004 and 2003                                                                  1,072                 -                -
  Paid-In Capital                                                                  8,118                 -                -
  Deficit Accumulated During the Development Stage                                  (427)                -                -
                                                                      ------------------ ----------------- ----------------

     Total Stockholders' Equity                                                    8,763                 -                -
                                                                      ------------------ ----------------- ----------------

     Total Liabilities and Stockholders' Equity                       $            9,063 $               - $              -
                                                                      ================== ================= ================












   The accompanying notes are an integral part of these financial statements.

                                  SOTECH, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                       For the period        Cumulative
                                                                                            from               since
                                                                                        September 8,        September 8,
                                                For the nine        For the year            2003                2003
                                                months ended            ended                to             inception of
                                               September 30,        December 31,        December 31,        development
                                                    2005                2004                2003               stage
                                            -------------------- ------------------- ------------------- ------------------
Revenues:                                   $                  - $                 - $                 - $                -

Expenses:
   General & Administrative                                  427                   -                   -                427
                                            -------------------- ------------------- ------------------- ------------------

     Net Loss                               $               (427)$                 - $                 - $             (427)
                                            ==================== =================== =================== ==================

Basic & Diluted Loss per Share              $                  - $                 - $                 -
                                            ==================== =================== ===================

Weighted Average Shares
Outstanding                                            3,957,177                   -                   -
                                            ==================== =================== ===================


















   The accompanying notes are an integral part of these financial statements.

                                  SOTECH, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                                  Deficit
                                                                                                                Accumulated
                                                                                                                   Since
                                                                                                                September 8,
                                                                                                                    2003
                                                                                                                Inception of
                                                                   Common Stock                 Paid-In         Development
                                                             Shares          Par Value          Capital            Stage
                                                        ----------------- ----------------  ---------------- ------------------
Balance at September 8, 2003 (Inception)                                - $              -  $              - $                -

Net loss                                                                -                -                 -                  -
                                                        ----------------- ----------------  ---------------- ------------------

Balance at December 31, 2003                                            -                -                 -                  -

Net Loss                                                                -                -                 -                  -
                                                        ----------------- ----------------  ---------------- ------------------

Balance at December 31, 2004                                            -                -                 -                  -

May 11, 2005, Shares issued for cash                               50,000                5               495                  -

May 27, 2005, Shares issued for cash                              900,000               90                 -                  -

June 14, 2005, Shares issued for cash                           6,000,000              600                 -                  -

June 22, 2005, Shares issued for cash                             450,000               45             4,455                  -

June 23, 2005, Shares issued for cash                             100,000               10               990

July 11, 2005, Shares issued for cash                           2,800,000              280                 -                  -

July 13, 2005, Shares issued for cash                             200,000               20                 -                  -

July 27, 2005, Shares issued for cash                             220,000               22             2,178                  -


Net Loss                                                                -                -                 -               (427)
                                                        ----------------- ----------------  ---------------- ------------------

Balance at September 30, 2005 (unaudited)                      10,720,000 $          1,072  $          8,118 $             (427)
                                                        ================= ================  ================ ==================

   The accompanying notes are an integral part of these financial statements.

                                  SOTECH, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                        For the period       Cumulative
                                                                                             from               since
                                                    (Unaudited)                          September 8,        September 8,
                                                   For the nine      For the year           2003                2003
                                                   months ended         ended                to              inception of
                                                   September 30,     December 31,        December 31,        development
                                                       2005               2004               2003               stage
                                                 ----------------- ------------------ ------------------- -----------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss                                         $            (427)$                - $                 - $            (427)

Increase (Decrease) in Accounts Payable                        300                  -                   -               300
                                                 ----------------- ------------------ ------------------- -----------------
  Net Cash Used in operating activities                       (127)                 -                   -              (127)
                                                 ----------------- ------------------ ------------------- -----------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by investing activities                        -                  -                   -                 -
                                                 ----------------- ------------------ ------------------- -----------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Common Stock Issued for Cash                                 9,190                  -                   -             9,190
                                                 ----------------- ------------------ ------------------- -----------------
Net cash provided by financing activities                    9,190                  -                   -             9,190
                                                 ----------------- ------------------ ------------------- -----------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                  9,063                  -                   -             9,063
Cash and Cash Equivalents
  at Beginning of Period                                         -                  -                   -                 -
                                                 ----------------- ------------------ ------------------- -----------------
Cash and Cash Equivalents
  at End of Period                               $           9,063 $                - $                 - $           9,063
                                                 ================= ================== =================== =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                       $               - $                - $                 - $               -
  Franchise and income taxes                     $               - $                - $                 - $               -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
None

   The accompanying notes are an integral part of these financial statements.

                                  SOTECH, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                (References to September 30, 2005 are unaudited)

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern." The Company has had no activity for the period from September 8, 2003 (inception) to December 31, 2004, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a "going concern," then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Georgia on September 8, 2003 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business. Since September 8, 2003, the Company is in the development stage, and has not commenced planned principal operations. The Company has a December 31 year end.

Nature of Business

         The Company has no products or services as of December 31, 2004. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

                                  SOTECH, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                (References to September 30, 2005 are unaudited)
                                   (Continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

         This summary of accounting policies for Sotech, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Reporting

         The unaudited financial statements as of September 30, 2005 and for the nine month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at December 31, 2004 and 2003.

                                  SOTECH, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                (References to September 30, 2005 are unaudited)
                                   (Continued)

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

NOTE 3 - INCOME TAXES

         The Company accounts for income taxes under the provisions of SFAS No.109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

NOTE 4 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company will have recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 5 - COMMITMENTS

         As of December 31, 2004, all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 6 - COMMON STOCK TRANSACTIONS

         During the nine months ended September 30, 2005, the Company issued 10,7200,000 shares of common stock for cash. Shares were issued for $0.0001 per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are organized under the laws of the State of Georgia and governed by the Georgia Business Code as in effect or hereafter amended ("Corporation Code"). Our articles of incorporation eliminate the personal liability of the directors to the fullest extent provided by the Corporation Code. We believe these provisions are necessary to attract and retain qualified persons as directors and officers.

Section 14-2-830 of the Georgia Corporation Code provides that a director is not liable to a corporation or its shareholders for any action taken as a director, or any failure to take any action as a director, if such action as a director is taken in a manner he believes in good faith to be in the best interest of the Corporation, and such action is taken with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

Section 14-2-832 of the Corporation Code provides that a director may be liable for unlawful distributions from the Company.

Our Bylaws include a provision under which we are obligated to indemnify our directors and officers to the fullest extent permitted under the Corporation Code. If a request for indemnification is made by a director, the board of directors shall determine whether indemnification is appropriate in accordance with Section 14-2-851 of the Corporation Code.

Section 14-2-851 of the Corporation Code also provides that a corporation may indemnify a director if: (i) such individual conducted himself or herself in good faith; (ii) such individual believes: (a) in the case of conduct in his or her physical capacity, that such contact was in the best interest of the Corporation; (b) and all other cases that such conduct was at least not opposed to the best interest of the Corporation; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Section 14-2-851 of the Corporation Code also provides that the Corporation may not indemnify a director: (1) in connection with the proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with a proceeding if it is determined that the director has met the relevant standards of conduct under Code Section 14-2-851; or (2) in connection with any proceeding with respect to conduct for which he or she was judged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 14-2-852 of the Corporation Code requires mandatory indemnification by the Company where a director is successful on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding. The Company may, in advance of final disposition of an action or suit or prepay expenses incurred in defense of such proceeding in accordance with the provisions of Section 14-2-853 of the Corporation Code.

At this time, we do not have directors or officers liability insurance.

Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. In the event that a claim for indemnification against such liability (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the security being registered hereunder, we will unless an opinion of its counsel has been settled by a controlling precedent, submit to a court of appropriate jurisdiction a question of whether such indemnification by it is against public policies as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION.

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission
Registration Fee...........................................    $         53.50
Legal Fees.................................................    $     30,000.00
Accounting Fees............................................    $      5,000.00
Printing and Engraving.....................................    $      2,000.00
Blue Sky Qualification Fees and Expenses...................    $      5,000.00
Miscellaneous..............................................    $      5,000.00
Transfer Agent Fee.........................................    $      3,000.00
                                                               ---------------

TOTAL                                                          $     50,053.50
                                                               ===============

(All expenses are estimated  except for the Securities  and Exchange  Commission
Fee).

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

In May and June, 2005 the Company issued 6,500,000 shares of its common stock to six (6) persons, including its three (3) officers and directors, for aggregate consideration of $650. In June and July, 2005 the Company issued 4,220,000 shares of its common stock to nine (9) persons for an aggregate consideration of $8,113.

All securities issued by the Company prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. Such transactions did not involve a public offering of Securities. Investors who purchased securities in the private placement had access to information on the Company necessary to make an informed investment decision. The Company has been informed that each shareholder is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold unless they are registered or are qualified for sale pursuant to an exemption from registration. The transfer agent and registrar of the Company will be instructed to mark "stop transfer" on its ledger to assure that these securities will not be transferred absent registration or an exemption from registration is determined.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

All purchasers represented in writing that they acquired the securities for their own accounts and not with the view to, or for resale in connection with, any distribution. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27.  EXHIBITS

3.1               Certificate of Incorporation (Georgia)

3.2               By-Laws

4.1               Specimen Certificate of Common Stock

5.0               Opinion of Counsel*

10.1              Form of Escrow Agreement

10.2              Subscription Agreement

23.1              Independent Auditors' Consent

23.2              Counsel's Consent to Use Opinion.*


* To be provided later by amendment

ITEM 28. UNDERTAKINGS

The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by SoTech to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Syracuse, State of New York, on December 21, 2005.


                                SOTECH, INC.




                                BY:  /s/ William D. Harper, President
                                    ----------------------------------
                                     WILLIAM D. HARPER, PRESIDENT

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/S/____________________________________
 WILLIAM D. HARPER, PRESIDENT                   DATED December 8, 2005
(PRINCIPAL EXECUTIVE OFFICER)

/S/____________________________________
MARY FORTINO, SECRETARY, DIRECTOR               DATED December 12, 2005
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

/S/____________________________________
STEPHANIE PASSALAQUA, DIRECTOR                  DATED December 19, 2005